UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1933

January 26, 2017

Date of Report (date of Earliest Event Reported)

Blake Insomnia Therapeutics, Inc.
(Name of small business issuer in its charter)

Nevada	3949	46-0780380
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

Birger Jan Olsen

244 5th Avenue Suite A-154
N.Y. 10001 New York
USA

Phone: +1 (646) 453-4912

(Address and telephone number of registrant's principal executive offices and principal place of business)

Birger Jan Olsen

244 5th Avenue Suite A-154
N.Y. 10001 New York
USA

Phone: +1 (646) 453-4912

(Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:

Jillian Ivey Sidoti, Esq

PHONE 323-799-1342

jillian@crowdfundinglawyers.net

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 24, 2017, the CEO of Blake Insomnia Therapeutics (the “Company” or “BKIT”) became aware of certain articles and other information was disseminated to the public for the purposes of promoting BKIT stock. Upon inquiry, it was confirmed that neither the Company, nor its officers or directors, were aware of this information or any irregular trading activity until a third party made the Company and its officers and directors aware of the activity on January 24, 2017. Neither the Company, nor its directors, officers, or controlling shareholders, directly or indirectly, have been involved in any way with the creation or distribution of these promotional materials related to BKIT or its securities. Upon inquiry, it was confirmed that no directors, officers, or control persons have sold or purchased BKIT securities within the past 90 days. Since this inquiry, it was confirmed that no directors, officers, or control persons have sold or purchased BKIT securities.

Blake Insomnia has not engaged any persons or entities for the purpose of investor relation services, public relation services, marketing, or other related services in recent history.

To date, the company has not issued any shares or convertible instruments allowing conversion to equity securities.

Questions may be directed to info@blakeinsomnia.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blake Insomnia Therapeutics, Inc.

Date: January 31, 2017	By:	/s/ Birger Jan Olsen
Birger Jan Olsen
Chief Executive Officer

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